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                N-SAR ITEM 77H: CHANGE IN CONTROL OF REGISTRANT

  Below are the persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

                             AS OF JULY 31ST 2013

                                                                            OWNERSHIP % OF
                 FUND                             NAME OF PERSON                SERIES
COLUMBIA FLOATING RATE FUND             AMERICAN ENTERPRISE INVESTMENT SVC       28.24%
COLUMBIA INCOME OPPORTUNITIES FUND      AMERICAN ENTERPRISE INVESTMENT SVC       33.34%
COLUMBIA LARGE GROWTH QUANTITATIVE
  FUND                                  AMERICAN ENTERPRISE INVESTMENT SVC       47.33%
COLUMBIA LARGE VALUE QUANTITATIVE FUND  AMERICAN ENTERPRISE INVESTMENT SVC       43.47%
COLUMBIA LIMITED DURATION CREDIT FUND   AMERICAN ENTERPRISE INVESTMENT SVC       34.71%
COLUMBIA SHORT-TERM CASH FUND           JP MORGAN CHASE AS CUSTODIAN FOR
                                        RIVERSOURCE FUNDS                       100.00%